                              EMPLOYMENT AGREEMENT

         AGREEMENT (this "Agreement"), dated as of July 1, 2000, between THE ESTEE LAUDER COMPANIES INC., a Delaware corporation (the "Company"), and
RONALD S. LAUDER, a resident of New York, New York (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Company and its subsidiaries are principally engaged in the business of manufacturing, marketing and selling prestige skin care, makeup, hair care and fragrance products and related services (the "Business"); and

         WHEREAS, the Company desires to retain the services of the Executive in the capacity of Chairman of the Board of Directors of each of Clinique Laboratories, Inc., a Delaware corporation and an indirect subsidiary of the Company ("CLI"), and Estee Lauder International, Inc., a Delaware corporation and an indirect subsidiary of the Company ("ELII"), and the Executive desires to provide such services in such capacities, upon the terms and subject to the conditions hereinafter set forth; and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") has approved the terms of this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

                        1.       Employment Term.

          The Company hereby agrees to use its best efforts and powers to sustain and continue the Executive's election as a Director and as Chairman of the Board of Directors of each of CLI and ELII for the period commencing on July 1, 2000 and ending on June 30, 2005 unless terminated sooner pursuant to Section 5 hereof (the "Term of Employment").


                        2.      Duties and Extent of Services.

          (a) During the Term of Employment, the Executive shall serve as Chairman of the Board of Directors of each of CLI and ELII, and, in such capacities, shall render such services as customarily are associated with and incident to such positions, and as the Company may, from time to time, reasonably require of him consistent with such positions, all as consistent with past practice.

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          (b)  During the Term of  Employment,  the  Company  shall use its best efforts and powers to cause each of the Company, CLI and ELII to nominate the Executive as a management nominee for each of their Boards of Directors. The Executive shall serve as a Director of the Company, CLI and ELII if elected to such positions in accordance with law and hold such other positions and executives offices of the Company and/or of any of the Company's subsidiaries or affiliates as may from time to time be authorized by the Board of Directors of the Company, provided that each such position shall be commensurate with the Executive's standing in the business community as a Director of the Company and Chairman of the Board of Directors of each of CLI and ELII. The Executive shall not be entitled to any compensation other than the compensation provided for herein for serving during the Term of Employment as a Director of the Company, CLI or ELII, or in any other office or position of the Company or any of its subsidiaries or affiliates unless the Board of Directors of the Company shall have specifically approved such additional compensation.

          (c) The Executive shall devote such time and effort as is necessary and appropriate to faithfully, competently and diligently perform to the best of his ability all of the duties required of him as Chairman of the Board of Directors of each of CLI and ELII, consistent with past practice.

          (d) In connection with his employment hereunder, the Executive shall be provided with a full-time secretary and the use of the office space set forth on the floor plan attached hereto as Exhibit A and the furnishings currently contained therein. If the Company shall relocate its executive offices or base of operations, the Executive shall be provided with comparable support services and office facilities, in terms of size and location, to those provided for herein.

                        3.          Compensation.

          (a) Base Salary. As full compensation for all services to be rendered pursuant to this Agreement and as payment for the rights and interests granted by the Executive hereunder, during the Term of Employment, the Company shall pay or cause any of its subsidiaries to pay the Executive a salary of $400,000 per annum (the "Salary"), payable in accordance with the regular payroll policies of the Company in effect from time to time.

          (b) Share Incentive Plan; Stock Options. The Executive shall be entitled to participate in the Company's Fiscal 1999 Share Incentive Plan and any successor plan in which senior executive officers of the Company are eligible to participate (the "Share Incentive Plan") on the terms set forth therein. Any awards thereunder shall be at the discretion of the Compensation Committee.

                        4.          Benefits.

          (a) Standard Benefits. During the Term of Employment, the Executive shall be entitled to (i) participate in any and all insurance, retirement and health benefit programs and arrangements now in effect and hereinafter adopted and made generally available by the Company to its senior executive officers, including but not limited to The Estee Lauder Inc Incentive Thrift Plan (the "Thrift Plan"), the Estee Lauder Retirement Growth Account Plan (the "Qualified Plan"), the related Estee Lauder Inc. Benefit Restoration Plan (the "Non-Qualified Plan"), contributory and non-contributory Company welfare and benefit plans, disability plans, and medical, death benefit and life insurance plans for which the Executive shall be eligible, or may become eligible during the Term of Employment;
     (ii) participate in the Company's automobile program now in effect and hereinafter adopted and generally made available by the Company to its senior executive officers; and (iii) paid vacations during each year of the Term of Employment in accordance with the policies and procedures of the Company as in effect from time to time for its senior executive officers.

          (b) Expenses. The Corporation agrees to reimburse the Executive for all reasonable and necessary travel (including first class airfare), business entertainment, no-charge merchandise (consistent with prior years' levels) and other out-of-pocket business expenses incurred or expended by him in connection with the performance of his duties hereunder upon presentation of proper expense statements or vouchers or such other supporting information as the Company may reasonably require of the Executive.

                        5.       Termination.

          (a) Permanent Disability. In the event of the "permanent disability" (as hereinafter defined) of the Executive during the Term of Employment, the Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment hereunder, effective upon the giving of such notice (or such later date as shall be specified in such notice). In the event of such termination, the Company shall have no further obligations hereunder, except the Executive shall be entitled (i) to receive any amounts or benefits to which the Executive may otherwise have been entitled to hereunder prior to the effective date of termination; and
     (ii) to be paid his Salary  under  Section  3(a) hereof for a period of two
     (2) years from the effective date of termination; provided, however, that the Company shall only be required to pay the amount of the Executive's Salary which shall not be covered by pension benefits or long-term disability payments, if any, to the Executive under any Company plans or arrangements. In addition, upon termination for permanent disability, the Executive's rights to participate in any and all pension, insurance and other benefit plans and programs of the Company, or to receive similar coverage, if any, shall be as determined under such programs. For purposes of this paragraph, "permanent disability" means any disability as defined under the Company's applicable disability insurance policy or, if no such policy is available, any physical or mental disability or incapacity which renders the Executive incapable of performing the services required of him in accordance with his obligations under Section 2 hereof for a period of six (6) consecutive months or for shorter periods aggregating six (6) months during any twelve-month period.

          (b) Death. In the event of the death of the Executive during the Term of Employment, the Company shall have no further obligations hereunder, except to pay any amounts to which the Executive otherwise would have been entitled to hereunder prior to the date of his death or which become payable by reason of his death.

          (c) Cause. The Company shall have the right, upon written notice to the Executive, to terminate the Executive's employment under this Agreement for "Cause" (as hereinafter defined), effective upon the giving of such notice (or such later date as shall be specified in such notice), and the Company shall have no further obligations hereunder, except to pay the Executive any Salary otherwise payable pursuant to Section 3(a) hereof and provide the Executive any benefits to which the Executive may otherwise have been entitled hereunder, in each case, prior to the effective date of termination. The Executive's right to participate in any of the Company's retirement, insurance and other benefit plans and programs shall be as determined under such programs and plans.

                         For purposes of this Agreement, "Cause" means:

          (i) fraud, embezzlement or gross insubordination on the part of the Executive or material breach by the Executive of his obligations under
     Section 6 or 7 hereof;

          (ii) conviction of or the entry of a plea of nolo contendere by the Executive for any felony;

          (iii) a material breach of, or the willful failure or refusal by the Executive to perform and discharge, his duties, responsibilities or obligations under this Agreement (other than under Sections 6 and 7 hereof, which shall be governed by clause (i) above, and other than by reason of disability or death) that is not corrected within thirty (30) days following written notice thereof to the Executive by the Company, such notice to state with specificity the nature of the breach, failure or refusal; provided that if such breach, failure or refusal cannot reasonably, be corrected within thirty (30) days of written notice thereof, correction shall be commenced by the Executive within such period and may be corrected within a reasonable period thereafter; or

          (iv) any act of moral turpitude or willful misconduct by the Executive which (A) is intended to result in substantial personal enrichment of the Executive at the expense of the Company or any of its subsidiaries or affiliates or (B) has a material adverse impact on the business or reputation of the Company or any of its subsidiaries or affiliates (such determination to be made by the Board of Directors in its reasonable judgment).

          (d) Termination Without Cause. The Company shall have the right, upon sixty (60) days' written notice given to the Executive, to terminate Executive's employment for any reason whatsoever. In the event of such termination, for a period ending on the first to occur of a date three (3) years from the effective date of termination or June 30, 2005, the Executive shall be entitled as damages to (a) receive his Salary under
     Section 3(a) hereof; and (ii) participate in all insurance, retirement and health benefit plan programs or arrangements on terms identical to those applicable to other senior officers of the Company. In the event of termination pursuant to this Section 5(d), the Executive shall have no obligation to mitigate his damages.

          (e) Termination by Executive. The Executive shall have the right, exercisable at any time during the Term of Employment, to terminate his employment for any reason whatsoever, upon six (6) months written notice to the Company. In such event, the Company shall have no further obligations hereunder.

          (f) Effect of Termination. Upon the termination of the Executive's employment hereunder for any reason, the Company shall have no further obligations hereunder, except as otherwise provided herein. The Executive, however, shall continue to have the obligations provided for in Sections 6 and 7. Furthermore, upon such termination, the Executive shall be deemed to have resigned immediately from all directorships and offices held by him in either the Company, CLI or ELII or any of their subsidiaries; provided, however, that the Executive's directorship in the Company shall be controlled by that certain Stockholders' Agreement, dated as of November 22, 1995, as amended, by and among the Company, the Executive, and the other persons or entities party thereto, as it may be amended from time to time (the "Stockholders' Agreement").

                        6.  Confidential Ownership.

          (a) The Executive agrees that he shall forever keep secret and retain in strictest confidence and not divulge, disclose, discuss, copy or otherwise use or suffer to be used in any manner, except in connection with the Business of the Company and the businesses of any of its subsidiaries or affiliates, any "Protected Information" in any "Unauthorized" manner or for any Unauthorized purpose (as such terns are hereinafter defined). Furthermore, the Executive acknowledges that he has no right to use the "Lauder" name, or any variation, combination or derivation thereof, in the fragrance, make-up, skin care or other personal care products businesses, or in any such way that would likely cause confusion with the Company's or any of its subsidiaries' products.

          (i) "Protected Information" means trade secrets, confidential or proprietary information and all other knowledge, know-how, information, documents or materials owned, developed or possessed by the Company or any of its subsidiaries or affiliates, whether in tangible or intangible form, pertaining to the Business of the Company or the businesses of any of its subsidiaries or affiliates, including, but not limited to, research and development operations, systems, data bases, computer programs and software, designs, models, operating procedures, knowledge of the organization, products (including prices, costs, sales or content), processes, formulas, techniques, machinery, contracts, financial information or measures, business methods, business plans, details of consultant contracts, new personnel acquisition plans, business acquisition plans, customer lists, business relationships and other information owned, developed or possessed by the Company or its subsidiaries or affiliates, except as required in the course of performing duties hereunder; provided that Protected Information shall not include information that becomes generally known to the public or the trade without violation of this
     Section 6.

          (ii) "Unauthorized" means: (A) in contravention of the policies or procedures of the Company or any of its subsidiaries or affiliates; (B) otherwise inconsistent with the measures taken by the Company or any of its subsidiaries or affiliates to protect their interests in any Protected Information; (C) in contravention of any lawful instruction or directive, either written or oral, of an employee of the Company or any of its subsidiaries or affiliates empowered to issue such instruction or directive; or (D) in contravention of any duty existing under law or contract. Notwithstanding anything to the contrary contained in this
     Section 6, the Executive may disclose any Protected Information to the extent required by court order or decree or by the rules and regulations of a governmental agency or as otherwise required by law; provided that the Executive shall provide the Company with prompt notice of such required disclosure in advance thereof so that the Company may seek an appropriate protective order in respect of such required disclosure.

          (b) The Executive acknowledges that all developments, including, without limitation, inventions (patentable or otherwise), discoveries, formulas, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to the Business or planned business of the Company or any of its subsidiaries or affiliates that, alone or jointly with others, the Executive may conceive, create, make, develop, reduce to practice or acquire during the Term of Employment (collectively, the "Developments") are works made for hire and shall remain the sole and exclusive property of the Company and the Executive hereby assigns to the Company, in consideration of the payments set forth in
     Section 3(a) hereof, all of his right, title and interest in and to all such Developments. The Executive shall promptly and fully disclose all future material Developments to the Board of Directors of the Company and, at any time upon request and at the expense of the Company, shall execute, acknowledge and deliver to the Company all instruments that the Company shall prepare, give evidence and take all other actions that are necessary or desirable in the reasonable opinion of the Company to enable the Company to file and prosecute applications for and to acquire, maintain and enforce all letters, patent and trademark registrations or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All memoranda, notes, lists, drawings, records, files, computer tapes, programs, software, source and programming narratives and other documentation (and all copies thereof) made or compiled by the Executive or made available to the Executive concerning the Developments or otherwise concerning the Business or planned business of the Company or any of its subsidiaries or affiliates shall be the property of the Company or such subsidiaries or affiliates and shall be delivered to the Company or such subsidiaries or affiliates promptly upon the expiration or termination of the Term of Employment.

          (c) The provisions of this Section 6 shall,  without any limitation as
     to  time,   survive  the  expiration  or  termination  of  the  Executive's employment hereunder, irrespective of the reason for any termination.

          7.  Covenant  Not to  Compete.  Subject to the last  sentence  of this
     Section 7, the Executive agrees that during the Term of Employment and for a period of two (2) years commencing upon the expiration or termination of the Executive's employment hereunder, the Executive shall not, directly or indirectly, without the prior written consent of the Company:

          (a) solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of the Company or of any of its subsidiaries or affiliates to terminate his or her employment with the Company or such subsidiary or affiliate, to become employed by any person, firm or corporation other than the Company or such subsidiary or affiliate or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any such actions by any third party (for purposes of this Section 7(a), the terms "employee," "consultant," "agent" and "independent contractor" shall include any persons with such status at any time during the six (6) months preceding any solicitation in question); or

          (b) directly or indirectly engage, participate, or make any financial investment in, or become employed by or render consulting, advisory or other services to or for any person, firm, corporation or other business enterprise, wherever located, which is engaged, directly or indirectly, in competition with the Company's Business or the businesses of its subsidiaries or affiliates as conducted or any business proposed to be conducted at the time of the expiration or termination of the Executive's employment hereunder; provided, however, that nothing in this Section 7(b) shall be construed to preclude the Executive from making any investments in the securities of any business enterprise whether or not engaged in competition with the Company or any of its subsidiaries or affiliates, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange and represent, at the time of acquisition, not more than 30% of the aggregate voting power of such business enterprise.

          Notwithstanding the foregoing, the Executive shall not be subject to the terms and provisions of paragraph (b) of this Section 7 if the Term of Employment is terminated pursuant to Section 5(d) hereof.

          8. Specific Performance. The Executive acknowledges that the services to be rendered by the Executive are of a special, unique and extraordinary character and, in connection with such services, the Executive will have access to confidential information vital to the Company's Business and the businesses of its subsidiaries and affiliates. By reason of this, the Executive consents and agrees that if the Executive violates any of the provisions of Sections 6 or 7 hereof, the Company and its subsidiaries and affiliates would sustain irreparable injury and that monetary damages would not provide adequate remedy to the Company and that the Company shall be entitled to have Section 6 or 7 specifically enforced by any court having equity jurisdiction. Nothing contained herein shall be construed as prohibiting the Company or any of its subsidiaries or affiliates from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from the Executive.

          9. Deductions and Withholding. The Executive agrees that the Company or its subsidiaries or affiliates, as applicable, shall withhold from any and all compensation paid to and required to be paid to the Executive pursuant to this Agreement, all Federal, state, local and/or other taxes which the Company determines are required to be withheld in accordance with applicable statutes or regulations from time to time in effect and all amounts required to be deducted in respect of the Executive's coverage under applicable employee benefit plans. For purposes of this Agreement and calculations hereunder, all such deductions and withholdings shall be deemed to have been paid to and received by the Executive.

          10. Entire Agreement. Except for the Stockholders' Agreement, the Share Incentive Plan, outstanding stock option agreements, existing split dollar life insurance and deferred compensation arrangements, and the Thrift Plan, Qualified Plan, Non-Qualified Plan and the other benefit plans referred to in Section 4 hereof, this Agreement embodies the entire agreement of the parties with respect to the Executive's employment, compensation, perquisites and related items and supersedes any other prior oral or written agreements, arrangements or understandings between the Executive and the Company or any of its subsidiaries or affiliates, and any such prior agreements, arrangements or understandings are hereby terminated and of no further effect. This Agreement may not be changed or terminated orally but only by an agreement in writing signed by the parties hereto.

          11. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by him. The waiver by the Executive of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

                       12. Governing Law; Jurisdiction.

          (a) This Agreement shall be subject to, and governed by, the laws of the State of New York applicable to contracts made and to be performed therein.

          (b) Any action to enforce any of the provisions of this Agreement shall be brought in a court of the State of New York located in the Borough of Manhattan of the City of New York or in a Federal court located within the Southern District of New York. The parties consent to the jurisdiction of such carts and to the service of process in any manner provided by New York law. Each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentences shall be deemed in every respect effective and valid personal service of process upon such party.

          13. Assignability. The obligations of the Executive may not be delegated and, except with respect to the designation of beneficiaries in connection with any of the benefits payable to the Executive hereunder, the Executive may not, without the Company's written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein. Any such attempted delegation or disposition shall be null and void and without effect. The Company and the Executive agree that this Agreement and all of the Company's rights and obligations hereunder may be assigned or transferred by the Company to and shall be assumed by and be binding upon any successor to the Company. The term "successor" means, with respect to the Company or any of its subsidiaries, any corporation or other business entity which, by merger, "consolidation, purchase of the assets or otherwise acquires all or a material part of the assets of the Company.

          14. Severability. If any provision of this Agreement or any part thereof, including, without limitation, Sections 6 and 7 hereof, as applied to either party or to any circumstances shall be adjudged by a court of competent jurisdiction to be void or unenforceable, the same shall in no way affect any other provision of this Agreement or remaining part thereof, which shall be given full effect without regard to the invalid or unenforceable part thereof, or the validity or enforceability of this Agreement.

          If any court construes any of the provisions of Section 6 or 7 hereof, or any part thereof, to be unreasonable because of the duration of such provision or the geographic scope thereof, such court may reduce the duration or restrict or redefine the geographic scope of such provision and enforce such provision as so reduced, restricted or redefined.

          15. Notices. All notices to the Company or the Executive permitted or required hereunder shall be in writing and shall be delivered personally, by telecopier or by courier service providing for next-day delivery or sent by registered or certified mail, return receipt requested, to the following addresses:

                           The Company:

                                    The Estee Lauder Companies Inc.
                                    767 Fifth Avenue
                                    New York, New York 10153
                                    Attn: Chief Executive Officer
                                    Tel: (212) 572-4200
                                    Fax: (212) 572-6745

                                    with a copy to:

                                            Weil, Gotshal & Manges LLP
                                            767 Fifth Avenue
                                            New York, New York 10153
                                            Attn: Jeffrey J. Weinberg, Esq.
                                            Tel: (212) 310-8000
                                            Fax: (212) 310-8007

                           The Executive:

                                    Ronald S. Lauder
                                    767 Fifth Avenue
                                    New York, New York 10153
                                    Tel: (212) 572-4211
                                    Fax: (212) 572-4046

                                    with a copy to:

                                            Debevoise & Plimpton
                                            875 Third Avenue
                                            New York, New York 10022
                                            Attn: Louis Begley, Esq.
                                            Tel: (212) 909-6000
                                            Fax: (212) 909-6836


Either party may change the address to which notices shall be sent by sending written notice of such change of address to the other party. Any such notice shall be deemed given, if delivered personally, upon receipt; if telecopied, when telecopied; if sent by courier service providing for next-day delivery, the next business day following deposit with such courier service; and if sent by certified or registered mail, three days after deposit (postage prepaid) with the U.S. mail service.

          16. No Conflicts. The Executive hereby represents and warrants to the Company that his execution, delivery and performance of this Agreement and any other agreement to be delivered pursuant to this Agreement will not (i) require the consent, approval or action of any other person or (ii) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both, constitute) a default under, any agreement, arrangement or understanding with respect to the Executive's employment to which the Executive is a party or by which the Executive is bound or subject. The Executive hereby agrees to indemnify and hold harmless the Company, its directors, officers, employees, agents, representatives and affiliates (and such affiliates' directors, officers, employees, agents and representatives) from and against any and all losses, liabilities or claims (including, interest, penalties and reasonable attorneys' fees, disbursements and related charges) based upon or arising out of the Executive's breach of any of the foregoing representations and warranties.

          17. Effective Date. This Agreement shall be effective as of the date and year first written above.

          18. Paragraph Headings. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.


                          THE ESTEE LAUDER COMPANIES INC.




                          By:  /s/Andrew J. Cavanaugh
                               ----------------------
                          Name:  Andrew J. Cavanaugh
                          Title: Senior Vice President - Global Human Resources




                               /s/Ronald S. Lauder
                               -------------------
                                 RONALD S. LAUDER